UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2021

CORTEXYME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38890	90-1024039
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 East Grand Ave. South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 910-5717

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CRTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2021, Cortexyme, Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Sale Agreement”) with Jefferies LLC, as sales agent (“Jefferies”), pursuant to which the Company may issue and sell shares of its common stock, par value $0.001 per share (the “Common Stock”), from time to time for an aggregate sales price of up to $150 million through Jefferies.

Sales of the Common Stock, if any, under the Sale Agreement will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended, including, but not limited to, sales made directly on or through The Nasdaq Global Select Market or any other existing trading market for the Common Stock. The Company has no obligation to sell any of the Common Stock and may at any time suspend offers under the Sale Agreement or terminate the Sale Agreement. The offering of shares of Common Stock pursuant to the Sale Agreement will terminate upon the earlier of (i) the sale of all Common Stock subject to the Sale Agreement or (ii) termination of the Sale Agreement in accordance with its terms.

Subject to the terms and conditions of the Sale Agreement, Jefferies will use its commercially reasonable efforts to sell the Common Stock from time to time, as the sales agent, based upon the Company’s instructions.

The Company has provided customary representations, warranties and covenants, and the parties have agreed to indemnification rights. Jefferies will be entitled to a commission at a fixed commission rate equal to 3.0% of the gross proceeds for each sale of the Common Stock.

This description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Sale Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Common Stock to be sold under the Sale Agreement, if any, will be issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-238851) which was automatically effective upon filing with the Securities and Exchange Commission (“SEC”) on June 1, 2020. On December 23, 2021, the Company filed a prospectus supplement with the SEC in connection with the offer and sale of the Common Stock pursuant to the Sale Agreement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock nor shall there be any sale of the Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The legal opinion of Cooley LLP relating to the legality of the issuance and sale of the Common Stock is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

5.1	Legal Opinion of Cooley LLP.

10.1	Open Market Sale AgreementSM dated December 23, 2021, by and between Cortexyme, Inc. and Jefferies LLC.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEXYME, INC.

Date:	December 23, 2021	By:	/s/ Caryn G. McDowell
		Title:	Chief Legal and Administrative Officer and Corporate Secretary